Exhibit 99.1

Blue World Acquisition Corporation Announces the Separate Trading of its Class A Ordinary Shares,
Warrants, and Rights Commencing on March 16, 2022

New York, NY, March 11, 2022 (GLOBE NEWSWIRE) – Blue World Acquisition Corporation (the “Company”) (Nasdaq: BWAQU), a newly incorporated blank check company, today announced that, commencing on March 16, 2022, holders of the 9,200,000 units (the “Units”) sold in the Company’s initial public offering (the “Offering”), including Units sold upon the full exercise of the underwriters’ over-allotment option, may elect to separately trade the Class A ordinary shares, warrants, and rights included in the Units. Any Units not separated will continue to trade on the NASDAQ Global Market (“NASDAQ”) under the symbol “BWAQU”. Any underlying Class A ordinary shares, warrants, and rights that are separated are expected to trade on the NASDAQ under the symbols “BWAQ,” “BWAQW,” and “BWAQR,” respectively. Holders of Units will need to have their brokers contact the Company's transfer agent, Continental Stock Transfer & Trust Company, in order to separate the holders’ Units into Class A ordinary shares, warrants, and rights.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the separation and trading of the Company’s securities and search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Blue World Acquisition Corporation, including those set forth in the Risk Factors section of Blue World Acquisition Corporation’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Blue World Acquisition Corporation undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information:
Liang (Simon) Shi

Chairman and Chief Executive Officer

Email: liang.shi@zeninpartners.com

Tel: (646) 998-9582

Investor Relations:

Jingwen Zhu

Associate

Email: jingwenzhu@zeninpartners.com

Tel: 86 13671834329